Exhibit 31.1
CERTIFICATIONS
I, W. Craig Jelinek, certify that:

1)	I have reviewed this Quarterly Report on Form 10-Q/A of Costco Wholesale Corporation (“the registrant”); and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 31, 2015

/s/ W. CRAIG JELINEK
W. Craig Jelinek
President, Chief Executive Officer and Director

CERTIFICATIONS
I, Richard A. Galanti, certify that:

1)	I have reviewed this Quarterly Report on Form 10-Q/A of Costco Wholesale Corporation (“the registrant”); and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 31, 2015

/s/ RICHARD A. GALANTI
Richard A. Galanti
Executive Vice President, Chief Financial Officer and Director